UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

DIEDRICH COFFEE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2008, the Compensation Committee of the Board of Directors of Diedrich Coffee, Inc. (the “Company”) approved the following compensatory arrangements for Sean M. McCarthy, the Company’s Chief Financial Officer: (i) annual base salary of $225,000; (ii) an annual bonus of up to 40% of Mr. McCarthy’s annual base salary based upon objective performance criteria; (iii) a severance payment equal to nine months of annual base salary if Mr. McCarthy is terminated by the Company without cause, provided that Mr. McCarthy executes customary releases of the Company; and (iv) in the event of a “change of control,” Mr. McCarthy shall be entitled to a stock appreciation payment upon consummation of the change of control transaction provided that Mr. McCarthy executes a general release of the Company. A change of control is defined as a transaction that results in a non-affiliate of the Company acquiring 90% of the Company’s outstanding common stock. A stock appreciation payment is equal to the product of (i) the difference determined by subtracting $5.00 from the per share price at which at least 90% of the Company’s outstanding common stock is acquired, multiplied by (ii) 100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2008

DIEDRICH COFFEE, INC.

By:	/s/ J. Russell Phillips
J. Russell Phillips
Chief Executive Officer